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EXHIBIT 10.13

                                  SECURED NOTE

DATE: March 1, 2005

                                          Penge Corp.
MAKER:  MAKER'S MAILING ADDRESS:

                                          1930 Village Center Circle, Suite 3466
                                          Las Vegas, Nevada 89134

PAYEE:                                    CURTIS SCHMID and wife, TIFFANY
PLACE FOR PAYMENT (INCLUDING COUNTY)
                                          SCHMID P.O. Box 7033
                                          Midland, Midland County, Texas 79705

PRINCIPAL AMOUNT:                         FIVE HUNDRED THOUSAND AND NO/100
Annual Interest RATE ON MATURED, UNPAID
AMOUNT                                    EIGHTEEN (18%) PER ANNUM
Annual Interest RATE ON UNPAID PRINCIPAL
FROM DATE                                 SEVEN PERCENT (7%) per annum

TERMS OF PAYMENT (PRINCIPAL AND INTEREST)

         Years One and Two will be on a 20-year amortization schedule with a $11,660.47 payment each quarter beginning six months after the Date. Years Three and Four will be on a 15-year amortization schedule with a payment each quarter of $13,526.68. Year Five will be on a 12 year amortization schedule with a payment each quarter of $15,482.85. After year Five, and on the first day of year 6, the remaining principal balance will be due and payable in a balloon payment. ("Maturity Date").

SECURITY FOR PAYMENT:

          A Security Interest Created and Granted in the Following Security:

         Collateral: All of the issued and outstanding shares of capital stock of S & S Plant Farm, Inc., a Texas Corporation

OTHER SECURITY FOR PAYMENT
         None

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection or enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

         Each Maker is responsible for all obligations represented by this Note. When the context requires, singular nouns and pronouns include the plural.


         Maker

By: /S/ KIRK FISCHER
   ------------------------------------
         Printed
Name: Its: KIRK FISCHER


  PREPARED IN THE LAW OFFICE OF:
  Law Offices of Alan H. Meyers, P.
  C. 505 N. Big Spring, Suite 104
  Midland, Texas 79701
  (432) 682-5800
  (432) 682-5808 (Fax)